UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2010 (February 8, 2010)
KING PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Tennessee (State or Other Jurisdiction of Incorporation)	001-15875 (Commission File Number)	54-1684963 (IRS Employer Identification No.)

501 Fifth Street, Bristol, Tennessee (Address of principal executive offices)	37620 (Zip Code)
(423) 989-8000
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 8, 2010, the Board of Directors (the “Board”) of King Pharmaceuticals, Inc. (the “Company”) appointed two new members to the Board, Kevin S. Crutchfield and Derace Lan Schaffer, M.D., to serve until the 2010 annual meeting of shareholders or until their successors have been duly elected and qualified.
     Mr. Crutchfield has served as Chief Executive Officer of Alpha Natural Resources, a supplier and exporter of metallurgical and thermal coal, since July 2009. He previously served as its President, beginning in January 2007, and was appointed to its board of directors in November 2007. Prior to that time he served as Executive Vice President since the company’s formation in November 2004. Mr. Crutchfield has held many other senior executive positions during his tenure in the energy industry, including service as Vice President of El Paso Corporation, as President of Coastal Coal Company LLC, as President and CEO of AMVEST Corporation and Chairman and CEO of Cyprus Australia Coal Company. He also serves on the boards of several private organizations, including the Kentucky Coal Association, the West Virginia and Virginia Coal Associations, the Wellmont Foundation and the Southwest Virginia Higher Education Center. Mr. Crutchfield received a bachelor of science degree from Virginia Polytechnic Institute and State University and he graduated from the University of Virginia, Colgate Darden School of Business Executive Program in 1994.
     Dr. Schaffer has served as Chief Executive Officer of The Lan Group, a venture capital firm he founded that specializes in healthcare and high technology investments, since 1990. He is also the founder of Partners Imaging and has served as its Chairman since its formation in March 2005. From April 2005 until August 2007, Dr. Schaffer served as Vice Chairman and Chief Executive Officer of Healthcare Acquisition Corporation, a publicly-held company, and he continues to serve as a member of the board of directors of the publicly-held PharmAthene, Inc., which was acquired by Healthcare Acquisition Corporation in 2007. He also serves as a director of another publicly-held company, American Caresource Holdings, Inc., and as a director of several privately-held companies, including Careguide, Inc., Source Medical Solutions and Partners Imaging. He has previously served as a director or executive of numerous healthcare companies, including several health systems and more than ten healthcare services and technology companies, including Allion Healthcare, Inc., a publicly-held company. During the past 25 years, Dr. Schaffer has founded over 15 companies, principally focused on the life sciences, and he has often served as a director or executive of these companies. Dr. Schaffer received a bachelor of arts degree in Biology from Hamilton College in 1969 and is a member of Alpha Omega Alpha, the National Medical Honor Society. He received his medical degree from Albany Medical College in 1973 and completed his residency in radiology, including service as Chief Resident in Radiology, at the Massachusetts General Hospital and Harvard Medical School, where he also received his fellowship training. He has held clinical professorships at both the University of Rochester and Cornell Medical Schools.

     Mr. Crutchfield and Dr. Schaffer will be compensated for their service according to the Company’s compensation policy for non-employee directors. Non-employee directors receive an annual retainer of $40,000 and a fee of $2,000 for each board meeting they attend. They receive $1,500 for each committee meeting attended. The chair of the Audit Committee receives an annual retainer of $13,500, and each other committee chair receives an annual retainer of $9,000. Non-employee directors are reimbursed for reasonable and customary expenses associated with attending continuing education programs. They are also entitled to use corporate aircraft for personal use for up to 10 hours per year, but only in connection with flights for which the Company’s business is the primary purpose. Any such personal use is treated as compensation to the director as required by the Internal Revenue Code. The incremental cost to the Company of personal use of corporate aircraft includes: aircraft operation; crew transportation, meals and lodging; and aircraft handling, parking, de-icing and maintenance.
     Restricted stock units (“RSUs”) related to the Company’s common stock, having a value of approximately $135,000 at the date of grant (based upon the closing price of the common stock as of that date), are automatically granted to each non-employee director on May 15 of each year, or, if May 15 falls on a weekend or holiday, on the first business day immediately preceding May 15. Upon becoming a director (other than through re-election), a non-employee director is automatically granted, upon the first day of service as a director, the number of RSUs as have a value equal to the portion of the value of the annual grant which is equivalent to the fraction of a year between the first date of service and the first May 15 thereafter. Mr. Crutchfield and Dr. Schaffer each automatically received a grant of 3,174 RSUs on February 8, 2010, the date of their appointment. As with all automatic grants of RSUs, Mr. Crutchfield and Dr. Schaffer will have the opportunity to choose between two payout schedules for the RSUs granted to them. They may choose, subject to certain conditions and events, for payout to occur either one year after the date of grant or six months after the end of their service on the Board.
     Non-employee directors may participate in the King Pharmaceuticals, Inc. Non-Employee Directors’ Deferred Compensation Plan, which allows them to defer receipt of some or all fees paid for service as a member of the Board of Directors, thereby deferring the obligation to pay income taxes on these amounts. Directors may elect to defer 0%, 25%, 50%, 75% or 100% of their fees until termination of their service. Investment choices consist of a money market fund and phantom stock units. Each phantom stock unit equates to one share of Company common stock valued at the closing price on the New York Stock Exchange on the last trading day of the quarter. The money market fund replicates the value of the Fidelity Retirement Money Market Fund. Deferral elections must be made by the December 31st preceding the year in which deferrals are to be made.
     The Board has made no determination as to the committees of the Board on which Mr. Crutchfield and Dr. Schaffer may serve.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING PHARMACEUTICALS, INC.
By:	/s/ Brian A. Markison
	Name:	Brian A. Markison
	Title:	President and Chief Executive Officer

Date: February 12, 2010

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